UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2025

P10, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40937	87-2908160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2699 Howell Street Suite 1000
Dallas, Texas		75204
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 214 865-7998

4514 Cole Avenue, Suite 500 Dallas, Texas 75205

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	PX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

P10, Inc. (the “Company”) held its Annual Meeting of Stockholders on June 12, 2025. At the Annual Meeting, the Company’s stockholders:

(a)
elected three nominees to serve as Class I Directors of the Company for a term of three years (Proposal 1); and
(b)
ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2025 (Proposal 2).

For additional information on these proposals, please see the Proxy Statement. The voting results for each of these proposals are set forth below:

Proposal 1 – Election of Class I Directors

Nominee	Votes For	Withhold	Broker Non-Votes
Jennifer Glassman	300,104,339	42,764,234	15,734,644
Scott Gwilliam	277,995,006	64,873,567	15,734,644
Edwin Poston	285,936,108	56,932,465	15,734,644

Proposal 2 – Ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2025

Votes For	Votes Against	Abstentions	Broker Non-Votes
358,100,089	489,612	13,516	-0-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P10, INC.

Date:	June 13, 2025	By:	/s/ Amanda Coussens
Amanda Coussens Chief Financial Officer